PriceSmart Announces Second Quarter Results of Operations and March Sales

San Diego, CA (April 6, 2017) - PriceSmart, Inc. (NASDAQ: PSMT) today announced its results of operations for the second quarter of fiscal year 2017 which ended on February 28, 2017.

For the second quarter of fiscal year 2017, net warehouse club sales increased 1.8% to $772.3 million from $759.0 million in the second quarter of fiscal year 2016. Total revenues for the second quarter of fiscal year 2017 were $793.3 million compared to $777.9 million in the comparable period of the prior year. The Company had 39 warehouse clubs in operation as of February 2017 and 38 clubs in operation as of February 2016.

The Company recorded operating income during the quarter of $39.4 million, as compared to operating income of $39.1 million in the prior year. Net income was $27.2 million, or $0.90 per diluted share, in the second quarter of fiscal year 2017 as compared to $25.9 million, or $0.85 per diluted share, in the second quarter of fiscal year 2016.

For the first six months of fiscal year 2017, net warehouse club sales increased 2.7% to $1,488.4 million from $1,449.8 million in the first six months of fiscal year 2016. Total revenues for the first half of fiscal year 2017 increased 2.9% to $1,532.9 million from $1,489.9 million in the same period of the prior year. For the first six months of fiscal year 2017, the Company recorded operating income of $77.8 million and net income of $52.1 million, or $1.72 per diluted share. During the same six month period in fiscal year 2016, the Company recorded operating income of $76.4 million and net income of $49.6 million, or $1.63 per diluted share.

The Company also announced that for the month of March 2017, net warehouse club sales increased 5.3% to $239.9 million, from $227.8 million in March a year earlier. For the seven months ended March 31, 2017, net warehouse club sales increased 3.0% to $1,728.2 million from $1,677.6 million for the seven months ended March 31, 2016. There were 39 warehouse clubs in operation at the end of March 2017 and 38 warehouse clubs in operation at the end of March 2016.

For the four weeks ended April 2, 2017, comparable net warehouse club sales for the 38 warehouse clubs open at least 13 1/2 full months increased 2.9%, compared to the same four-week period last year. For the thirty-week period ended April 2, 2017, comparable net warehouse club sales increased 1.3%, compared to the comparable thirty-week period a year ago.

PriceSmart management plans to host a conference call at 12:00 p.m. Eastern time (9:00 a.m. Pacific time) on Friday, April 7, 2017, to discuss the financial results. Individuals interested in participating in the conference call may do so by dialing (877) 870-4263 for domestic callers or (412) 317-0790 for international callers, and asking to join the PriceSmart, Inc. call. A digital replay will be available through April 14, 2017, following the conclusion of the call by dialing (877) 344-7529 for domestic callers, or (412) 317-0088 for international callers, and entering replay access code 10102319.

 About PriceSmart

PriceSmart, headquartered  in  San  Diego,  owns  and  operates  U.S.-style membership shopping warehouse clubs  in Latin America  and  the  Caribbean,  selling  high  quality  merchandise  at low  prices  to PriceSmart  members.  PriceSmart now operates  39  warehouse  clubs  in  12  countries  and  one  U.S.  territory  (seven  in  Colombia;  six  in  Costa  Rica;  five  in Panama; four  in  Trinidad; three each  in  Guatemala, the  Dominican Republic and Honduras; two each  in  El Salvador  and Nicaragua;  and one each  in Aruba, Barbados,  Jamaica and the United States Virgin Islands).

This press release  may  contain  forward-looking  statements concerning  the  Company's  anticipated  future  revenues  and earnings,  adequacy  of  future  cash  flow,  proposed  warehouse  club  openings,  the  Company's  performance  relative  to competitors,  the  outcome  of  tax  proceedings  and  related  matters.  These  forward-looking  statements  include,  but are not  limited  to,  statements  containing  the  words  “expect,”  “believe,”  “will,”  “may,”  “should,”  “project,”  “estimate,” “anticipated,”  “scheduled,”  and  like  expressions,  and  the  negative  thereof.  These  statements  are  subject  to risks and uncertainties that could cause actual results  to  differ materially, including the  following risks: our financial  performance is dependent  on international  operations,  which  exposes  us  to various  risks;  any  failure  by  us  to manage our  widely dispersed operations could  adversely affect  our  business;  we  face  significant competition; future  sales  growth  depends, in part,  on our ability  to successfully  open new warehouse  clubs and grow  sales  in our existing locations;  we might not identify  in a timely  manner  or effectively  respond  to changes  in consumer  preferences  for  merchandise,  which  could adversely  affect  our relationship  with  members,  demand  for our products  and  market  share;  although  we  have  begun to offer  limited  online  shopping  to  our  members,  our  sales  could  be  adversely  affected  if  one  or  more  major international online retailers were  to enter our markets  or  if other competitors were  to  offer a superior online experience; our  profitability  is  vulnerable  to  cost  increases;  we  face  difficulties  in  the  shipment  of  and  risks  inherent  in  the importation  of, merchandise  to our  warehouse  clubs;  we  are exposed  to weather  and  other  natural  disaster  risks  that might  not  be adequately  compensated  by insurance;  general  economic  conditions  could  adversely  impact  our business in various  respects;  our failure  to maintain  our brand  and reputation  could  adversely  affect  our  results  of operations; we are  subject  to  risks  associated  with  possible  changes  in  our  relationships  with  third  parties  with  which  we  do business,  as  well  as  the  performance  of  such  third  parties;  we  rely  extensively  on  computer  systems  to  process transactions,  summarize  results  and  manage  our  business,  and  failure  to  adequately  maintain  our  systems  and disruptions  in  our  systems  could  harm  our  business  and  adversely  affect our results  of operations;  we could  be subject to additional tax liabilities  or subject  to reserves  on the recoverability  of  tax  receivables; a  few  of  our  stockholders own approximately  25.3%  of  our  voting  stock  as  of August  31,  2016,  which  may  make  it  difficult  to  complete  some corporate  transactions  without  their  support  and  may  impede a change  in  control;  failure  to  attract  and  retain qualified  employees,  increases  in  wage  and  benefit  costs,  changes  in  laws  and  other  labor  issues  could  materially adversely  affect  our  financial  performance;  we  face  the  possibility  of  operational  interruptions  related  to  union  work stoppages;  we  are  subject  to  volatility  in  foreign  currency  exchange  rates  and limits  on our ability  to convert  foreign currencies  into  U.S.  dollars;  we  face  the  risk  of  exposure  to  product  liability  claims, a product recall and adverse publicity;  any  failure  to  maintain  the  security  of  the  information  relating  to  our  company,  members,  employees  and vendors  that  we  hold,  whether  as a result  of  cybersecurity  attacks  on  our  information  systems,  failure  of  internal controls,  employee  negligence  or  malfeasance or  otherwise,  could  damage  our reputation  with  members,  employees, vendors and others, could disrupt our operations, could cause  us  to incur substantial additional costs and  to become subject to litigation and could materially adversely affect  our  operating results;  we  are  subject  to  payment related risks;  changes in accounting standards  and  assumptions,  projections,  estimates  and  judgments  by  management  related  to  complex accounting matters  could  significantly  affect  our  financial  condition  and  results  of  operations;  we  face  compliance risks  related  to our international operations; if remediation  costs  or hazardous  substance  contamination  levels  at certain properties  for  which  we  maintain  financial  responsibility  exceed  management's  current  expectations,  our  financial condition  and  results  of operations  could  be adversely  impacted.  The risks described above as well as the other risks detailed in the Company's U.S.  Securities and  Exchange Commission (“SEC”) reports, including the  Company's Annual Report on Form 10-K  filed  for  the  fiscal  year  ended  August  31,  2016  filed  on  October  27,  2016  pursuant  to  the Securities  Exchange  Act  of 1934.  We  assume  no obligation  and  expressly  disclaim  any  duty  to update  any  forward-looking  statement  to reflect  events  or circumstances  after  the date  of this  presentation  or  to reflect  the occurrence  of unanticipated  events.

For further information, please contact John M. Heffner, Principal Financial Officer and Principal Accounting

Officer (858) 404-8826.

PRICESMART, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED—AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended		Six Months Ended
	February 28,	February 29,	February 28,	February 29,
	2017	2016	2017	2016
Revenues:
Net warehouse club sales	$772,273	$758,987	$1,488,352	$1,449,818
Export sales	8,172	6,549	18,906	14,781
Membership income	11,833	11,285	23,543	22,751
Other income	1,018	1,110	2,067	2,512
Total revenues	793,296	777,931	1,532,868	1,489,862
Operating expenses:
Cost of goods sold:
Net warehouse club	659,802	651,500	1,268,292	1,241,683
Export	7,761	6,225	17,942	14,057
Selling, general and administrative:
Warehouse club operations	67,784	64,763	133,210	125,603
General and administrative	18,212	16,184	35,014	31,647
Pre-opening expenses	—	71	(113)	376
Loss/(gain) on disposal of assets	335	52	742	65
Total operating expenses	753,894	738,795	1,455,087	1,413,431
Operating income	39,402	39,136	77,781	76,431
Other income (expense):
Interest income	549	280	1,051	458
Interest expense	(1,644)	(1,536)	(3,298)	(2,909)
Other income (expense), net	915	(552)	(13)	(796)
Total other income (expense)	(180)	(1,808)	(2,260)	(3,247)
Income before provision for income taxes and income (loss) of unconsolidated affiliates	39,222	37,328	75,521	73,184
Provision for income taxes	(11,989)	(11,815)	(23,426)	(23,945)
Income (loss) of unconsolidated affiliates	(14)	429	(7)	375
Net income	27,219	$25,942	$52,088	49,614
Net income per share available for distribution:
Basic net income per share	$0.90	$0.85	$1.72	$1.63
Diluted net income per share	$0.90	$0.85	$1.72	$1.63
Shares used in per share computations:
Basic	30,004	29,914	29,993	29,902
Diluted	30,008	29,919	29,997	29,907
Dividends per share	$0.70	$0.70	$0.70	$0.70

PRICESMART, INC.

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

	February 28,
	2017	August 31,
	(Unaudited)	2016
ASSETS
Current Assets:
Cash and cash equivalents	$181,990	$199,522
Short-term restricted cash	816	518
Receivables, net of allowance for doubtful accounts of $7 as of February 28, 2017 and August 31, 2016, respectively	6,384	7,464
Merchandise inventories	296,984	282,907
Prepaid expenses and other current assets	20,922	22,143
Total current assets	507,096	512,554
Long-term restricted cash	2,709	2,676
Property and equipment, net	535,479	473,045
Goodwill	35,692	35,637
Deferred tax assets	12,251	12,258
Other non-current assets (includes $3,332 and $3,224 as of February 28, 2017 and August 31, 2016, respectively, for the fair value of derivative instruments)	52,966	49,798
Investment in unconsolidated affiliates	10,759	10,767
Total Assets	$1,156,952	$1,096,735
LIABILITIES AND EQUITY
Current Liabilities:
Short-term borrowings	$6,561	$16,534
Accounts payable	265,756	267,173
Accrued salaries and benefits	17,181	19,606
Deferred membership income	22,921	20,920
Income taxes payable	5,933	4,226
Other accrued expenses (includes $87 and $110 as of February 28, 2017 and August 31, 2016, respectively, for the fair value of foreign currency forward contracts)	22,620	24,880
Dividends payable	10,643	—
Long-term debt, current portion	14,623	14,565
Total current liabilities	366,238	367,904
Deferred tax liability	1,693	1,760
Long-term portion of deferred rent	8,961	8,961
Long-term income taxes payable, net of current portion	891	970
Long-term debt, net of current portion	101,942	73,542
Other long-term liabilities (includes $665 and $1,514 for the fair value of derivative instruments and $4,868 and $4,013 for post employment plans as of February 28, 2017 and August 31, 2016, respectively)	5,533	5,527
Total Liabilities	485,258	458,664

Equity:
Common stock $0.0001 par value, 45,000,000 shares authorized; 31,264,387 and 31,237,658 shares issued and 30,404,645 and 30,401,307 shares outstanding (net of treasury shares) as of February 28, 2017 and August 31, 2016, respectively	3	3
Additional paid-in capital	417,776	412,369
Tax benefit from stock-based compensation	11,534	11,321
Accumulated other comprehensive loss	(104,811)	(103,951)
Retained earnings	381,864	351,060
Less: treasury stock at cost, 859,742 shares and 836,351 shares as of February 28, 2017 and August 31, 2016, respectively	(34,672)	(32,731)
Total Equity	671,694	638,071
Total Liabilities and Equity	$1,156,952	$1,096,735